EX-99.906 CERT 3 ad1906cert.htm

Exhibit EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

In connection with the attached Report of Bryce Capital Funds  (the "Trust") on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Trust does hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of, and for, the periods presented in the Report.

Dated: July 27, 2005

/s/Edmond D. Sheidlower

Edmond D. Sheidlower

President

Dated: July 27, 2005

/s/Dennis E. Lohouse, CFA

Dennis E. Lohouse, CFA

Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.